Exhibit 99.1

H.B. Fuller Announces Offer to Acquire Advanced Medical Solutions

Extends capabilities in attractive, high-growth medical segments

Accelerates portfolio mix shift and path to >20% EBITDA margin target

Expected to deliver ~$55 million in run-rate synergies

ST. PAUL, Minn.-- H.B. Fuller Company (“H.B. Fuller” or “the Company”) (NYSE: FUL), the world’s largest pureplay adhesives company, today announced it has made a recommended cash offer to acquire Advanced Medical Solutions Group plc (“AMS”) (LSE:AMS).

“This transaction is a rare opportunity to advance the evolution of our portfolio.” said Celeste Mastin, President and CEO of H.B. Fuller. “We have long been clear that medical is a core strategic growth market for H.B. Fuller given its durable demand trends, high regulatory-based entry barriers, and margin profile. Accordingly, we have thoroughly analyzed this structurally scarce market to identify the most attractive assets and growth opportunities.

“Advanced Medical Solutions has built an exceptional business as a differentiated formulator with an innovation-led platform, an outstanding product suite, impressive R&D capabilities, and a global commercial footprint with supporting regulatory expertise. The transaction is expected to result in significant revenue and cost synergies, and accelerate our transformation into a higher-growth, higher-margin business. We remain committed to disciplined and balanced capital allocation and believe that the continued up-tiering of our portfolio, as well as the other steps we are taking to improve our cost structure and cash flow profile, will allow for robust de-leveraging post-acquisition."

Strategic and Financial Rationale

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Larger Total Addressable Market (“TAM”): AMS brings a portfolio of differentiated surgical adhesive technologies in a market benefitting from durable growth tailwinds. The acquisition will extend H.B. Fuller’s capabilities across tissue bonding adhesives, tapes and dressings and formulated biosurgicals. By adding these solutions to H.B. Fuller’s current portfolio, the Company’s TAM is expected to increase by $15 billion to $95 billion.

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Expanded commercial footprint: AMS’s large, dedicated pan-European salesforce across core healthcare markets, hospital systems, and specialty distributors is expected to facilitate immediate cross-selling opportunities for H.B. Fuller’s current portfolio. In turn, AMS will leverage H.B. Fuller’s significant U.S. infrastructure, pairing it with AMS’s distribution network of market leaders to accelerate U.S. penetration.

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Enhanced R&D, manufacturing, and regulatory capabilities: AMS’s dedicated R&D team consists of more than 75 individuals with a proven track record of successful product launches. The combined company’s operations will also benefit from combining H.B. Fuller’s world-class medical facilities in the U.S. and Italy with AMS’s world-class manufacturing base in the UK, Germany, France, the Netherlands, Thailand and India. Additionally, AMS’s deep expertise in medical device regulatory pathways is expected to fast-track H.B. Fuller’s expansion across the healthcare market, while reducing execution risk.

Significant synergies: H.B. Fuller expects to capture approximately $55 million or approximately £41 million in combined run-rate revenue and cost synergies by 2031, including the elimination of public company costs, rationalization of certain overlapping expenses, and sourcing savings.

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Accelerated path to structurally higher growth and margins: H.B. Fuller has established a long-term target to achieve 5% annual constant currency revenue growth and greater than 20% EBITDA margins. AMS is expected to increase H.B. Fuller’s annual revenues by approximately $300 million, while driving positive mix shift, creating significant revenue growth and EBITDA compounding opportunities.

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Additional reporting transparency: the transaction will establish a new global business unit for financial reporting purposes. This segment will immediately account for approximately 10% of the combined company’s revenues and EBITDA.

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Foundation of successful M&A integration: H.B. Fuller has a consistent track record of M&A driven shareholder value creation. Since 2023, the Company has continued its expansion into attractive growth verticals by acquiring and integrating 11 companies. By the end of 2025, H.B. Fuller increased EBITDA by 55% and EBITDA margins by over 1,000 basis points across this portfolio of acquired businesses. H.B. Fuller also has a highly successful track record of deleveraging following portfolio enhancing transactions.

Transaction Details

Each eligible AMS shareholder will receive £2.85 per share held in cash, which implies a total enterprise value of £715 million. The acquisition will be completed at a pre-synergy EBITDA multiple of 12.9x, based on current consensus forecast for 2026 AMS EBITDA based on IFRS, or an EBITDA multiple of less than 8x including achievement of full run-rate synergies. This does not reflect the estimated non-cash impact of IFRS to GAAP adjustments of £8 to £9 million.

The transaction will be fully financed through 100% committed financing. H.B. Fuller expects to rapidly deleverage to their target of 2.5x to 3x within two years following the completion of the transaction.

Consummation of the transaction is subject to AMS shareholder approval, customary closing conditions, and regulatory approvals. The transaction is expected to close by the end of the calendar year.

Additional details regarding the acquisition can be found in the Rule 2.7 announcement, which is available at: [insert link]

Advisors

Perella Weinberg Partners and Goldman Sachs & Co. LLC are serving as financial advisors to H.B. Fuller. Ashurst LLP and Perkins Coie LLP are serving as legal counsel to H.B. Fuller.

About H.B. Fuller

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the ability to proceed with or complete the transaction; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions on the proposed terms; changes in the global, political, economic, social, business and competitive environments and in market and regulatory forces; changes in future inflation, deflation, exchange and interest rates; changes in tax and national insurance rates; future business combinations, capital expenditures, acquisitions or dispositions; changes in the behavior of other market participants; the anticipated benefits of the transaction not being realized as a result of changes in general economic and market conditions in the countries in which company and AMS operate; the ability of company and AMS to integrate the businesses successfully and to achieve anticipated synergies or benefits; the risk that disruptions from the transaction will harm the company’s and AMS’s businesses; changes in or enforcement of national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the countries in which company and AMS carry on business or may carry on business in the future; the outcome of pending or future litigation proceedings; failure to comply with environmental and health and safety laws and regulations; changes to the boards of directors of the company and/or AMS and/or the composition of their respective workforces; our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

Regulation G:

The information presented in this release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin do not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. H.B. Fuller’s management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies.

Investors:

Scott Jensen

investors@hbfuller.com

Media:

Nick Capuano / Liz Cohen

Kekst CNC

Keksthbfuller@kekstcnc.com

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